       As filed with the Securities and Exchange Commission on December 21, 2000
                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                             WJ COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       94-1402710
   (State or other jurisdiction                          (I.R.S. employer
 of incorporation or organization)                     identification number)

            401 RIVER OAKS PARKWAY, SAN JOSE, CALIFORNIA     95134
              (Address of Principal Executive Offices)     (Zip Code)

                WJ COMMUNICATIONS, INC. 2000 STOCK INCENTIVE PLAN
      WJ COMMUNICATIONS 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
                            (Full title of the Plans)

                                                            COPY TO:
   WILLIAM T. FREEMAN                                 ANTHONY T. ILER, ESQ.
 Chief Financial Officer                               Irell & Manella LLP
 WJ Communications, Inc.                            1800 Avenue of the Stars
 401 River Oaks Parkway                                     Suite 900
   San Jose, CA 95134                                  Los Angeles, CA 90067
     (408) 577-6200                                      (310) 203-7602


        (Name, address including zip code and telephone number, including area code, of registrants' agent for service)


                                        CALCULATION OF REGISTRATION FEE

------------------------------------ ----------------- -------------------- -------------------- ----------------
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF                  AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
    SECURITIES TO BE REGISTERED       REGISTERED (1)        SHARE (2)            PRICE (2)             FEE
------------------------------------ ----------------- -------------------- -------------------- ----------------
Common Stock, par value $0.01 per       17,043,704        $3.33                $56,727,589          $14,976.08
share                                     shares
------------------------------------ ----------------- -------------------- -------------------- ----------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plans.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the price at which the options may be exercised; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the average of the high and low sales prices of the common stock of the Registrant as posted on the Nasdaq National Market on December 19, 2000, a date within 5 business days prior to the filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as a prospectus or a prospectus supplement pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Registrant's principal executive offices and available, without charge, upon written or oral request to Mr. Rainer N. Growitz, Vice President - Finance and Secretary, WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134. Telephone requests may be directed to Mr. Growitz at (408) 577-6200.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents previously filed with the Commission by the Registrant are incorporated by reference in this registration statement.

         (1) The Registrant's Prospectus that was a part of the Registrant's Registration Statement on Form S-1 (File No. 333-38518) filed on June 2, 2000, as amended through August 18, 2000, including the Prospectus filed pursuant to Rule 424(b) under the Securities Act;

         (2) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 14, 2000; and

         (3) The Registrant's quarterly report on Form 10-Q filed with the Commission on November 13, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The law firm of Irell & Manella LLP, as counsel to the Registrant, has given an opinion as to the validity of the securities being registered pursuant to this Registration Statement, which opinion is attached hereto as Exhibit 5.1. Irell & Manella LLP has a pecuniary interest in 182,370 shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law.

         As permitted by Section 102 of the DGCL, the Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         5.1      Opinion of Irell & Manella LLP (including consent).

         23.1     Consent of Arthur Andersen LLP, Independent Public
Accountants.

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors.

         23.3 Consent of Irell & Manella LLP (included in the opinion filed as Exhibit 5.1).

         99.1 WJ Communications, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant's registration statement on Form S-1 filed with the Commission on July 12, 2000).

         99.2 WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan.

ITEM 9.  UNDERTAKINGS.

a.     The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 21st day of December, 2000.

                                            WJ COMMUNICATIONS, INC.



                                            By: /s/  William T. Freeman
                                                --------------------------------
                                                Name:  William T. Freeman
                                                Title: Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2000.

SIGNATURE                                                 TITLE
/s/  Malcolm J. Caraballo                                 President and Chief Executive Officer
---------------------------------
      Malcolm J. Caraballo

/s/  William T. Freeman                                   Chief Financial Officer (principal financial officer)
---------------------------------
      William T. Freeman

/s/  David R. Pulvino                                     Controller
---------------------------------
      David R. Pulvino

/s/  W. Dexter Paine, III                                 Chairman of the Board
---------------------------------
      W. Dexter Paine, III

/s/  Saul A. Fox                                          Director
---------------------------------
      Saul A. Fox

/s/  Jason B. Hurwitz                                     Director
---------------------------------
      Jason B. Hurwitz

/s/  Wray T. Thorn                                        Director
---------------------------------
      Wray T. Thorn

/s/  James R. Kroner                                      Director
---------------------------------
      James R. Kroner

/s/  J. Thomas Bentley                                    Director
---------------------------------
      J. Thomas Bentley

/s/  Charles E. Robinson                                  Director
---------------------------------
      Charles E. Robinson

/s/  Christopher B. Paisley                               Director
---------------------------------
      Christopher B. Paisley

                                  EXHIBIT INDEX

Exhibit           Description
-------           -----------
5.1               Opinion of Irell & Manella LLP (including consent).

23.1              Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2              Consent of Deloitte & Touche LLP, Independent Auditors.

23.3              Consent of Irell & Manella LLP (included in the opinion filed as Exhibit 5.1).

99.1              WJ Communications, Inc. 2000 Stock Incentive Plan (incorporated by reference to
                  Exhibit 10.8 to the Registrant's registration statement on Form S-1 filed with the Commission on July 12, 2000).

99.2              WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan.